UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 13, 2009
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On May 13, 2009, the Board of Directors of Emmis Communications Corporation amended its Securities Trading Policy, which is incorporated into the Company’s Code of Ethics. In addition to certain other technical changes, the amendment permits any officer, director or employee who is in possession of material non-public information to effect private purchase and sale transactions involving Company securities with other officers, directors or employees who also have access to the same non-public information. Consistent with United States securities laws, the Securities Trading Policy continues to prohibit open market and other purchases and sales of Company securities (other than pursuant to a valid pre-arranged trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934) when the buying or selling officer, director or employee is in possession of material non-public information.
Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: May 15, 2009	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary

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